Exhibit 3.2

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
Barbara K. Cegavske	**20160494265-99**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**11/10/2016 10:55 AM**
State of Nevada	Entity Number
	C29779-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

MediXall Group, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment (PURSUANT TO NRS 78.380 - Before Issuance of Stock)

3. Filing date of the original document for which correction is being made: 11/04/2016

4. Description of the inaccuracy or defect:

The Certificate of Amendment was filed pursuant to the incorrect Nevada Revised Statute.

5. Correction of the inaccuracy or defect:

MediXall Group, Inc. is filing this Certificate of Correction as the Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390 - After the Issuance of Stock)

6. Signature:

X [signature] CFO 11/09/2016

Authorized Signature **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.